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                                                                    EXHIBIT 10.2


                               LICENSE AGREEMENT

          THIS AGREEMENT dated for reference March 5, 1999.

BETWEEN:

          JOHN D. CHATO,
          of 1412-1450 Chestnut Street Vancouver, BC    V6K 3K3

          ("Chato")
                                                               OF THE FIRST PART

AND:
          CLEAN ENERGY TECHNOLOGY INC., a Delaware, U.S.A.
          corporation having its head office at    7087
          MacPherson Avenue, Burnaby, B.C., V5J 4N4, Canada

          ("CETI")

                                                              OF THE SECOND PART

WHEREAS:

A. John D. Chato ("Chato") is the inventor of, and has the exclusive right to exploit a novel mantle technology for low emission liquid carbon based fuel heating for which the letters patent detailed in Schedule "A" attached hereto have been issued or applied for (the "Mantle Technology");

B. Chato has agreed to grant to CETI the exclusive world-wide right and license to design, engineer, manufacture, market, distribute, lease and sell heating products using the Mantle Technology, and to sublicense and otherwise commercially exploit the Mantle Techonology;

C. Chato has also agreed to grant CETI an option to purchase the Mantle Technology.


NOW THEREFORE in consideration of CETI paying U.S. $10.00 to Chato and other good and valuable consideration contemplated by this Agreement (the receipt and sufficiency of which is hereby acknowledged by Chato), the parties hereto covenant and agree as follows:

1.     DEFINITIONS

1.1    In this Agreement the following definitions apply:

       (a) "Business Day" means means any day other than a day which is a Saturday, a Sunday or a statutory holiday in British Columbia, Canada;

       (b) "Confidential Information" means all trade secrets, know-how, proprietary knowledge, technology, improvements and other valuable information relating to the Mantle
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                                      -2-

           Technology or the Patents which is not yet in the public domain and which Chato now holds or in the future acquires the right to use.

       (c) "License" mean the exclusive world-wide right to design, engineer, manufacture, market, distribute, lease and sell heating applications using the Mantle Technology, and to sublicense and otherwise commercially exploit the Mantle Technology.

       (d) "Licensed Activities" mean the designing, engineering, manufacturing, marketing, distributing, leasing and selling, of all the applications and inventions owned or developed by Chato which utilize, or are used in conjunction with, the Mantle Technology, and the sublicensing of such activities.

       (e) "Licensed Applications" mean all the applications and inventions owned or developed by Chato which utilize, or are used in conjunction with, the Mantle Technology.

       (f) "Patents" means and includes:

           (i)   the patents and patent applications listed in Schedule "A";

           (ii) any divisional, continuation or substitute patent applications which are based on the patents or patent applications listed in Schedule "A";

           (iii) any patent which may issue or be re-issued any patent application described in (ii); and

           (iv) patents and patent applications corresponding to each of the patents and patent applications described in (i), (ii) and
                 (iii) above which are issued, filed, or to be filed in any and all foreign jurisdictions, and patents (including but limited to patents of importation, improvement, or addition, utility models and inventors certificates) which may subsequently issue thereof, and any renewals, divisions, renewals, continuations or extensions thereof.

       (g) "Personnel" means any employee, officer, director, shareholder, independent contractor, representative or other agent of an entity;

       (h) "Related Party" means any person, corporation, partnership, firm or other entity which is related to CETI in any of the following ways:

           (i)   as an affiliate of CETI (as interpreted below);

           (ii) as the Personnel of CETI, an affiliate of CETI, or a Sublicense;

           (iii) as a financial institution leasing, or otherwise providing financing for, a purchased item of Licensed Application to CETI or to a Sublicensee or affiliate of CETI.
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                                      -3-

           For the purpose of this definition, "affiliate" is to be interpreted broadly to apply to any person, corporation, firm or other entity which controls, is controlled by or is under common control with CETI or any Sublicensee; and "control" is also to be interpreted broadly to include actual control. Without limiting the generality of the foregoing, "affiliate" shall include any person, corporation, firm or other entity which has an interest in not less than 35% of the issued voting capital of CETI or any Sublicensee; and any corporation in which CETI or any Sublicensee have in aggregate an interest in not less than 35% of the issued voting capital of that corporation.

       (i) "Sublicense" means any agreement between CETI and another party under which CETI sublicenses its right to pursue any of the Licensed Activities in respect of any of the Licensed Applications;

       (j) "Sublicensee" means the holder of a subsisting Sublicense;

       (k) "Term" means the period commencing March 5, 1999 and ending on the earlier of: (i) March 5, 2019 and (ii) the lapsing date of the newest of the underlying patents for the Mantle Technology, including patents on any improvements thereto.

2.     GRANT OF LICENSE

2.1 For the consideration set out in this Agreement, Chato hereby grants to CETI the License for the Term. During the Term, CETI will use its best efforts to pursue the Licensed Activities to the fullest extent possible, and without interruption.

       Ancillary Grant

2.2 Ancillary to this grant of License, Chato hereby grants to CETI for use solely in pursuit of the Licensed Activities during the term of this Agreement, the non-exclusive right to use the Mantle Technology, the Patents, the Confidential Information and all those ancillary assets owned by Chato which CETI will need to carry out the Licensed Activities (the "Ancillary Assets").

       Licensed Trademarks

2.3.1. In order to promote and identify the Licensed Applications, Chato hereby grants to CETI the right to use any trademarks and trade names designated by Chato for use from time to time in conjunction with the Licensed Applications during the term of this Agreement (the "Licensed Trademarks"); Chato authorizes CETI to grant to Sublicensees, when necessary under a Sublicense, the right to use specified Licensed Trademarks in a specified territory during the term of this Agreement; but CETI, each Sublicensee and any applicable Related Party must first enter into such user agreements with Chato, in forms approved by Chato, as Chato shall from time to time deem appropriate for each jurisdiction in which any of the Licensed Trademarks are to be used, but no such user agreements may require payment of any fee or royalty to Chato or to CETI. CETI may not use, nor will it allow any Sublicensee or Related Party to use, the
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                                      -4-

       Licensed Trademarks except in connection with Licensed Activities as permitted under this Agreement.

2.3.2. The Licensee will identify or cause to be identified prominently on each item of a Licensed Application the applicable patent or pending patent, together with the trademark and trade name specified by Chato for such item. On each item of a Licensed Application must be affixed an identification plate which indicates:

       (a) the relevant patent or pending patent with its serial number or numbers;

       (b) the place of manufacture; and

       (c) the following statement: "CETI (or the name of the relevant Sublicensee as the case may be) under license from Chato". No trade name other than one of Chato's Licensed Trademarks, as specified by Chato, one of CETI's trade names, as specified by CETI, and one of the trade names of a Sublicensee, if such item was manufactured or distributed by a Sublicensee, may be affixed to any item of a Licensed Application. Unless Chato and CETI specifically agree in writing otherwise, the size of Chato's Licensed Trademarks and CETI's trade names affixed to items of a Licensed Application must be at least 100% of the size of the largest of any Sublicensee's trade names or trademarks affixed to such items.

2.3.3 CETI will use, and cause the Licensed Trademarks to be used, in strict compliance with all applicable laws and regulations.

2.3.4 CETI will conduct any advertising and promotion in which the Licensed Trademarks are used in such a way as to ensure the continued validity and enforceability of the Licensed Trademarks.

       Patent and Trademark Applications

2.4 Except as provided for in this paragraph, no one other than Chato may apply for or register any patent, trademark or other proprietary intellectual property rights in any jurisdiction with respect to the Mantle Technology, the Confidential Information or the Licensed Applications. CETI, each Sublicensee and each Related Party will notify Chato in writing at least 30 days before using a Patent, a Licensed Trademark or the Confidential Information in any jurisdiction in which such Patent, Licensed Trademark or the Confidential Information has not previously been used by CETI, such Sublicensee or such Related Party. CETI will, at the request of Chato, execute such documents as may be appropriate for filing or recording in any jurisdiction evidence as to the status of CETI or a Sublicensee as a licensee or registered user. Chato will use its best efforts to apply for and register patent, trademark or other proprietary intellectual property rights, or such evidence as to the status of CETI or a Sublicensee in any jurisdiction requested by CETI, but Chato's inability or failure to obtain such registration or evidence will not be a breach of this Agreement. If Chato fails to obtain any such registration or evidence CETI may, with the prior written consent of Chato, attempt to obtain such registration or evidence in the name of Chato. All costs and expenses of either Chato or CETI in connection
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                                      -5-

       with such attempts (including without limitation reasonable legal expenses) will be the responsibility of CETI. At the request of CETI, either during or after the term of this Agreement, Chato will execute such documents and render such assistance as may be appropriate to enable CETI to obtain registration or evidence as to status in any jurisdiction. Other than as set out in this paragraph, Chato has no obligation whatsoever to apply for or register patents, trademarks, or other proprietary intellectual rights in any jurisdiction in which such patents, trademarks or rights are not registered as of the reference date of this Agreement.

       Superior Rights of Chato

2.5 CETI acknowledges that subject only to this exclusive License to CETI, Chato is the owner of the Mantle Technology, the Confidential Information and the Licensed Trademarks. CETI may not, during the term of this Agreement or at any time after the termination of this Agreement (unless CETI has exercised its option to purchase under Part 11), in any way whatsoever dispute, object to or challenge, through proceedings or otherwise, the validity of the Patents, or Chato's ownership of the Mantle Technology, the Patents, the Confidential Information or the Licensed Trademarks.


       No Rights by Implication

2.6 No rights or licenses with respect to the Mantle Technology the Patents or the Confidential Information, are granted or deemed granted to CETI other than as expressly set out in paragraph 2.2 of this Agreement. Without limiting the foregoing, no Sublicensee or Related Party has any right whatsoever to conduct any research, development, modification, alteration or improvement of the Mantle Technology, or any application of it.

       Quality Control

2.7 If CETI manufactures or assembles any items of Licensed Applications, it covenants to use its best efforts to ensure that each such item:

       (a) satisfies any and all applicable governmental laws and regulations;

       (b) is constructed of materials of appropriate high quality; and

       (c) is tested with due care before its use, operation or sale to any third party.

       Export Licenses

2.8 At the reasonable request of CETI, Chato will use its best efforts to obtain any export and re-export authorizations or licenses, which CETI may require from time to time, but its inability to obtain such authorizations or licenses will not constitute a breach of this Agreement. CETI is responsible for the costs and expenses of Chato in obtaining any export and re-export authorizations and licenses. If Chato is unable to obtain any such authorizations or licenses, CETI may, but is not required to, attempt to obtain such authorizations or licenses itself, in
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                                      -6-

       which case, Chato will assist and co-operate with CETI in this process.

3.     REPORTS

       Contents of Reports

3.1 CETI will deliver to Chato within 90 days of the end of each year, a written report, certified by the chief operating officer of CETI as being true and correct, describing, for the applicable year, all CETI's initiatives, efforts, and results in pursuit of the Licensed Activities during the year.

       Right to Review

3.2 On seven days' prior notice to CETI, Chato and its agents may have full access to the books and records of CETI pertaining to activities under this Agreement, and may make copies of them at Chato's expense. Chato and its agents may have such access at all reasonable times during normal business hours throughout the term of this Agreement.

       Information Confidential

3.4 Chato will keep confidential all information obtained in the course of any examination of CETI's books and records, except when it is necessary for Chato to reveal such information in order to enforce its rights under this Agreement in court, arbitration or similar dispute resolution or enforcement proceedings and except when compelled by law.

4.     ROYALTY PAYMENTS

4.1 As consideration for the License, CETI will pay Chato an on going royalty payment (the "Royalty") equal to 10% of the net profits of CETI derived from these Licensed Activities (after reasonable allowance for bad debts and the allocation of administrative and overhead items to these Licensed Activities).

4.2 The Royalty is payable annually immediately following delivery of the report referred to in paragraph 3.1.

5.     SUBLICENSE CONDITIONS

       Sublicense Right Limited

5.1. Chato grants to CETI the right to grant Sublicenses during the term of this Agreement, but only with the prior written consent of Chato, such consent not to be unreasonably withheld, and only if such Sublicense complies in all respects with the provisions of this Part 5. The right of CETI to grant a Sublicense shall exist only so long as CETI is in compliance with the terms of this Agreement and is current in making payments to Chato as required under it.
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                                      -7-

       Quality Control

5.2 CETI must include in each Sublicense a quality control provision identical to paragraph 2.7, except that in such Sublicense, a reference to CETI will instead refer to the relevant Sublicensee.

       Sublicensee Bound by License

5.3 In each Sublicense, the Sublicensee must acknowledge that it is bound by all CETI's obligations contained in this Agreement and that CETI's rights, powers and remedies with respect to the Sublicensee are at least as great as Chato's rights, powers and remedies with respect to CETI contained in this Agreement, and CETI will cause each Sublicensee to execute any and all additional documents reasonably requested by Chato to that effect.

       CETI's Obligations Continue

5.4 Notwithstanding any such Sublicense, CETI will remain responsible to Chato for all CETI's obligations under this Agreement.

       Termination of Sublicense

5.5.1 Upon the termination or expiry of this Agreement for any reason (other than by the exercise by CETI of its option to purchase under Part 11) each Sublicense will automatically terminate except that, for a 90 day period following such termination, each Sublicensee may reinstate its Sublicense, with Chato (or its assignee, as the case may be) taking the place of CETI in such Sublicense. Such reinstatement will be effective upon Chato receiving a written acknowledgment and agreement from the relevant Sublicensee to the effect that:

       (a) Chato is the assignee of CETI's rights under such Sublicense;

       (b) all rights and remedies of CETI in effect on or before the effective date of such reinstatement pursuant to such Sublicense are also assigned to Chato; and

       (c) the obligations of Chato (or its assignee, as the case may be) under such reinstated Sublicense will under no circumstances be greater than the obligations of Chato to CETI under this Agreement.

5.6 If CETI exercises its option to purchase the Mantle Technology under Part 11, each Sublicense which is in good standing at the time will automatically continue as a license with CETI.

6.     CONFIDENTIAL INFORMATION

6.1 CETI will maintain the confidentiality of the Confidential Information during the term of this Agreement and for the period after termination or expiry of this Agreement until such information has entered the public domain.
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                                      -8-

6.2 CETI will not disclose any Confidential Information to any of its Personnel, to a Sublicensee, to a Related Party, or to any of their Personnel, except to those specific Personnel to whom knowledge of the Confidential Information is reasonably necessary to enable them to pursue the Licensed Activities in accordance with this Agreement.

6.3 CETI will not disclose Confidential Information to a person other than one identified in paragraph 6.2 unless it is necessary to do so in the ordinary course of CETI's Licensed Activities and unless:

       (a) such person has executed a confidentiality agreement (the "Confidentiality Agreement") substantially in the form of Schedule "B" attached to and made a part of this Agreement; or

       (b) CETI has taken other steps acceptable to Chato, acting reasonably, to ensure that such person will maintain the confidentiality of the Confidential Information during the term of this Agreement and for the period after termination or expiry of this Agreement during which such information has not yet entered the public domain.

7.     IMPROVEMENTS

       Disclosure of Improvements

7.1 Chato, CETI, each Sublicensee and each Related Party will immediately disclose to each other all improvements to the Mantle Technology, the Licensed Applications or the Confidential Information. Nothing contained in this paragraph will by implication or otherwise sanction the conduct by CETI, any Sublicensee or any Related Party of those activities expressly prohibited by the terms of paragraph 2.6 of this Agreement.

       Improvements Included in License

7.2 Improvements to the Mantle Technology, the Licensed Applications or to the Confidential Information made by Chato, CETI, any Sublicensee or any Related Party will be the exclusive property of Chato, and as such, will be deemed part of this License, and may be used by CETI in connection with the Licensed Activities, subject to the terms and conditions of this Agreement. No party will be entitled to additional monetary consideration (beyond compensation already set forth in this Agreement) from any other party for the use of such improvements in the pursuit of the Licensed Activities and no party will disclose such improvements to third parties without first obtaining from such third parties obligations substantially the same as those set forth in Part 6 CONFIDENTIAL INFORMATION.

       Improvements to be Assigned to Chato

7.3 In the case of improvements made to the Licensed Applications or to the Confidential Information by CETI, any Sublicensee, any Related Party or their Personnel, during the term of
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                                      -9-

       this Agreement, CETI will immediately take all steps and cause any Sublicensee, Related Party or their Personnel to take all steps as are reasonably required by Chato to transfer title and ownership of such improvements to Chato. Chato alone has the right to apply for and obtain the appropriate patents or other proprietary registrations in respect of such improvements. Chato hereby appoints CETI as its sole agent and Power of Attorney for the purpose of pursuing such applications and registrations on behalf of Chato, and Chato will assist and co-operate with CETI in this process. Any patents so obtained will be deemed included in the License and the Mantle Technology Option, and will be subject to the terms and conditions of this Agreement.

8.     PROTECTION OF PATENTS & TRADEMARKS

       Detect and Report Patent Infringements

8.1 CETI will keep watch to detect any possible infringements or other unauthorized use of any of the Patents or Licenced Trademarks. Upon discovery of a possible infringement or other unauthorized use, CETI will immediately notify Chato.

8.2    Patent and Trademark Infringements

8.2.1 During the term of this License, Chato will, at the expense of CETI, be solely responsible for taking all actions, legal or otherwise, which, in the judgment of Chato are reasonably necessary to protect or enforce any of the Patents or Licenced Trademarks. CETI will be solely responsible for paying any award of court costs or damages resulting from such actions. The selection and conduct of such actions will be at the sole discretion of Chato. CETI will cooperate with Chato and not interfere in any way with Chato in respect of the conduct of such actions.

8.2.2 If Chato does not take action to protect or enforce a Patent or Licensed Trademark within 120 days after receiving notice from CETI of a possible infringement or other unauthorized use, then CETI may itself commence an action to protect or enforce the Patent or Licensed Trademark. Chato will have the right to be kept informed of the status and progress of any such action instituted by CETI.

8.2.3 Any recoveries, awards or settlements by Chato resulting from efforts to protect or enforce any of the Patents or Licensed Trademarks, after the deduction of any costs or expenses incurred by Chato, will be paid to CETI.

       Patent or Trademark Validity Defences

8.3 As between Chato and CETI, Chato will have the sole responsibility for defending, at the expense of CETI, all legal actions asserting the invalidity of any of the Patents or Licensed Trademarks. Chato will conduct such defence, and CETI will cooperate with and not interfere with Chato's defence of such actions. CETI will be solely responsible for any award of court costs and damages resulting from such a defence. If Chato does not defend against any such action (including appropriate appeals), CETI may defend against such an action and Chato will
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                                     -10-

       have the right to be kept informed of the status and progress of each such defence by CETI.
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       CETI Name in Suit

8.4 Where, in the judgment of either Chato or CETI, as the case may be, it is necessary to join the other as a party in order to effectively prosecute or defend an action asserting infringement or invalidity of any of the Patents or Licensed Trademarks, each party will allow the other to so join such other party as a party to the action.

       Notification of Suit

8.5 Each Party will immediately notify the other of any suit or action wherein such party or any Sublicensee or Related Party is named as a party and which directly or indirectly relates to the use of the Patents, the Licensed Trademarks, the Licensed Applications or the Licensed Activities.

       Detect and Report Breach of Confidential Information

8.6 Each party will keep watch to detect any possible unauthorized disclosures or use of the Confidential Information and will immediately notify the other party of any such possible unauthorized disclosures or uses.

       Action Against Confidential Information Breaches

8.7 If any unauthorized disclosure or use of Confidential Information has not ceased within a reasonable period, not to exceed 15 days, after written notice given by either Chato or CETI which demands that the relevant person or entity terminate such unauthorized disclosure or use, then Chato may, and at CETI's request will, at CETI's expense, immediately bring legal action to enjoin and seek damages for such unauthorized disclosure or use, and CETI will become a party to such action if, in the judgment of Chato, it is necessary or advisable; but if Chato has not commenced any such action within 30 days after either Chato or CETI has given notice demanding termination, then CETI may do so upon written notice to Chato. Chato will conduct such action and CETI will cooperate with Chato in such action. CETI will bear the costs of such action as well as any award of court costs and damages resulting from such action. Any recoveries, awards, or settlements resulting from actions taken against parties making unauthorized disclosures or uses will be paid to CETI after deduction of any costs or expenses incurred by Chato.

       Requests for Payment

8.8 All amounts payable by CETI to Chato pursuant to this Article 8 will be payable immediately after Chato makes a written request and provides CETI with a written summary of the amounts outstanding, together with such supporting documentation as may be reasonably requested by CETI.
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                                     -12-

9.     INDEMNITY BY CETI AND SUBLICENSEES

       Indemnity

9.1 CETI will indemnify and hold Chato harmless from and against any and all claims, injuries, liabilities, costs and expenses resulting from, or claimed to have resulted from, any Licensed Activity or the use or operation of the Licensed Applications by CETI, any Sublicensee, any Related Party or any Unrelated Party (whether based on negligence, strict liability or other grounds) and against claims for consequential damages and/or lost profits arising from such Licensed Activity or the use or operation of Licensed Applications. CETI will maintain insurance with reputable insurance companies approved by Chato (such approval not to be unreasonably withheld) for such risks and in such amounts as Chato in its reasonable business judgment determines to be appropriate. Chato will be named as an additional insured and loss payee on each such insurance policy.

       Sublicensee Indemnity

9.2 CETI will cause each Sublicensee to indemnify and hold Chato harmless from and against any and all claims, damages, injuries, liabilities, costs and expenses incurred by Chato resulting from a claim in respect of:

       (a) a design or manufacturing defect in any item of Licensed Applications manufactured by such Sublicensee or by any sublicensee of such Sublicensee (whether characterized as product liability, negligence, strict liability, breach of warranty or otherwise) or

       (b) any other cause which was under the control of such Sublicensee or any sublicensee of such Sublicensee during the manufacture of any item of Licensed Applications. CETI will cause Sublicensees to be solely responsible for all costs and expenses of Chato in respect of all such actions brought against Chato. No Sublicensee will compromise or settle any such claim or action against it without the prior written consent of Chato and any such attempted compromise or settlement will be void and of no effect whatsoever as against Chato.

9.2.1  Each Sublicensee indemnifying Chato pursuant to this paragraph 9.2 will:

       (a) maintain insurance with reputable insurance companies approved by Chato (such approval not to be unreasonably withheld) for such risks, and in such amounts as Chato in its reasonable business judgment determines to be appropriate, with such polices naming Chato and CETI as additional insured and loss payees; and

       (b) at the reasonable request of either Chato or CETI, pay premiums on insurance policies identified by Chato or CETI which insure Chato or CETI against adverse final monetary judgment awards in excess of the insurance coverage provided by such Sublicensee pursuant to part (i) of this sub-paragraph.
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                                     -13-

10.    TERMINATION AND EXPIRY

       Automatic Expiry

10.1 Unless it is terminated on an earlier date pursuant to this Part 10 or by the exercise by CETI of its option under Part 11, this Agreement will continue in full force and effect until it automatically expires at the end of the Term.

       Early Termination

10.2 If 818879 Alberta Ltd. terminates the PBC Burner Technology License which it granted to CETI on March 5, 1999, and if CETI does not exercise its concurrent right to purchase the PBC Burner Technology, then at Chato's option, this Agreement will terminate concurrently with the termination of the PBC Burner Technology License, and all CETI's rights under this Agreement will be at an end.

       Defaults - Insolvency

10.3   This Agreement will terminate at any time at Chato's option if CETI:

       (a) defaults in a Royalty payment due to Chato;

       (b) becomes bankrupt or insolvent, is threatened with bankruptcy or insolvency, or makes an assignment in favour of creditors.

       Payment Obligations Continue

10.4 Termination of this Agreement for any reason does not release CETI from any of its obligations or liabilities to Chato under this Agreement including, without limitation, its obligations to pay Chato any amounts accrued but unpaid before the date of such termination.

       CETI will Cease Licensed Activities

10.5 Upon termination of this Agreement for any reason, and except (i) as permitted under paragraph 10.6, or (ii) if CETI acquires the Mantle Technology under Part 11, CETI will immediately cease to pursue any Licensed Activities in respect of the Licensed Applications and will immediately cease to use the Confidential Information and Licensed Trademarks in any manner whatsoever.

       Completion Period

10.6 Notwithstanding paragraph 10.5, CETI may, during the nine month period immediately following termination of this Agreement, complete uses or operations in progress, finish items of Licensed Applications then in the process of being manufactured and liquidate its inventory, all in accordance with the terms and conditions of this Agreement.

       Adverse Judgment not Default

10.7 Chato may not terminate this Agreement by reason only of an adverse judgment in favour of a third party in respect of an infringement or unfair competition action involving the use of the Licensed Trademarks.

11.    OPTION

11.1   If CETI acquires title to the PBC Technology under its rights in either part 9 or part 10 of its license from 818879 Alberta Inc. in respect of the PBC Technology, then on the same date, CETI has the option under this Agreement (the "Mantle Technology Option") to purchase from Chato all his right, title and interest in and to the Mantle Technology, the Confidential Information, the Patents, all Licensed Trademarks and the Ancillary Assets for Cdn $1.00; in such event CETI will continue to pay the Royalty to Chato or to his designated assigns in perpetuity.

12.    GOVERNING LAW

12.1 This Agreement will be governed by and construed in accordance with the laws of the Province of British Columbia, Canada. The parties irrevocably attorn to the jurisdiction of the Supreme Court of British Columbia, Canada, Vancouver Registry, for the purposes of all litigation in respect of or arising out of the terms of this Agreement.

13.    ASSIGNMENT

       Assignment by Chato

13.1 Chato may freely assign its right to receive the Royalty under this Agreement, but he may not sell, assign or otherwise dispose of his other rights under this Agreement except with the prior written consent of CETI, which consent may not be unreasonably withheld. Any such assignment will be subject to CETI's rights to acquire the Mantle Technology under
       Part 11.

       Assignment by CETI Restricted

13.2 CETI may not assign any of its rights under this Agreement except with the prior written consent of Chato, which consent may be arbitrarily withheld

14.    MISCELLANEOUS

       Waiver

14.1 A waiver of any breach of any provision of this Agreement will not be construed as a continuing waiver of other breaches of the same or other provisions of this Agreement.

       No Other Relationship

14.2 Nothing in this Agreement will be deemed to create an agency, joint venture, partnership or franchise relationship between the parties.

       Notices

14.3 Any notice required or permitted to be given or sent under this Agreement will be given by hand delivery or by registered or recorded air mail post to the receiving party at the address appearing on the first page. Either party may change its address for receiving notices under this Agreement by giving the other party written notice of its new address. Any such notice if given or made by registered or recorded delivery air mail post will be deemed to have been received on the earlier of the date actually received and the date ten days after the same was posted (and in proving such it will be sufficient to prove that the envelope containing the same was properly addressed and posted as aforesaid) and if given or made by hand delivery will be deemed to have been received at the time of actual delivery, unless such date is not a Business Day, in which case the date of delivery will be deemed to be the next succeeding Business Day after actual delivery.

       Entire Understanding; Prior Agreements to be Replaced

14.4 This Agreement embodies the entire agreement between the parties relating to the subject matter hereof and replaces any prior representations, warranties or agreements of any kind between the parties.

       Severability

14.5 If any term or provision of this Agreement or the application thereof to any person or circumstance is, to any extent, determined to be invalid, illegal or unenforceable by a court of competent jurisdiction, then, and in that event:

       (a) the performance of the offending term or provision (but only to the extent its application is invalid, illegal or unenforceable) shall be excused as if it had never been incorporated into this Agreement, and, in lieu of such excused provision, there shall be added a provision as similar in terms and amount to such excused provision as may be possible and be legal, valid and enforceable; and

       (b) the remaining part of this Agreement (including the application of the offending term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable) shall not be affected thereby, and shall continue in full force and effect to the fullest extend provided by law.

       Amendments

14.6 All amendments to this Agreement must be in writing and signed by both parties.

       Rights, Powers, Remedies Cumulative; Waiver

14.7 Each and every right and remedy in this Agreement specifically given to Chato will be cumulative and will be in addition to every other right and remedy herein or now or hereafter existing at law, in equity, or by statute, and each and every right, and remedy, whether specifically given in this Agreement or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by Chato, and the exercise at the same time or thereafter any other right or remedy. It is expressly understood and agreed by CETI that time is of the essence of the Agreement and that no delay or omission by Chato in the exercise of any right or power or in the pursuit of any remedy accruing upon any ground for termination hereunder will impair any such right, power or remedy or be construed to be a waiver thereof or of any such ground for termination or to be an acquiescence therein, nor will the acceptance by Chato of any payment be deemed a waiver of any right to take advantage of any future ground for termination or of any past ground for termination not completely cured thereby.

       Headings

14.8 The headings contained in this Agreement, do not constitute a part of this Agreement, and may not be employed in interpreting this Agreement.

       Cooperation

14.9 Each party agrees, without further consideration, to cooperate and diligently perform any further acts, deeds and things, and to execute and deliver any documents that may be reasonably necessary or otherwise reasonably required to consummate, evidence, confirm and/or carry out the intent and provisions of this Agreement, all without undue delay or expense.

       IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the reference dates appearing on the first page.

Executed by JOHN D. CHATO in the    )
presence of:                        )
                                    )      /s/ John D. Chato
-------------------------------     )      -----------------------------
Witness                             )      JOHN D. CHATO
                                    )
Executed by CLEAN ENERGY
TECHNOLOGY INC. by

/s/ John Thuot
-------------------------------
JOHN THUOT

/s/ Barry Sheahan
-------------------------------

BARRY SHEAHAN                            A:\Chato lic agmt



                       Dated for Reference March 5, 1999
            -------------------------------------------------------



                                    BETWEEN:

                                 JOHN D. CHATO

                                      AND:

                         CLEAN ENERGY TECHNOLOGIES INC.



              ----------------------------------------------------

                           MANTLE TECHNOLOGY LICENSE

                                       &

                            MANTLE TECHNOLOGY OPTION

              ----------------------------------------------------

                                  SCHEDULE "A"

                           MANTLE TECHNOLOGY PATENTS

                                              SERIAL             PATENT          DATE OF
DESCRIPTION              JURISDICTION         NUMBER             NUMBER          ISSUE

Improvements in
Diesel Burners           United States        60/095,238         Provisional, filed 8/4/98

                                  SCHEDULE "B"

                           CONFIDENTIALITY AGREEMENT

This Agreement dated for reference
                                  -----------------------

BETWEEN:

           CLEAN ENERGY TECHNOLOGY INC., a Delaware, U.S.A, corporation having its head office at 7087 MacPherson Avenue, Burnaby, B.C. V5J 4N4, Canada

           ("CETI")
                                                               OF THE FIRST PART
AND:

           ------------------------------

           ("the Recipient")

                                                              OF THE SECOND PART
WHEREAS:

A. CETI is in possession of certain confidential information relating to a new pulse blade technology and has the exclusive license to pursue certain licensed activities utilizing such confidential information.

B. CETI is about to enter into a [sublicense/employment/consulting] agreement (the "Agreement") with the Recipient; and to enable the Recipient to properly carry out the terms of the Agreement, it will be necessary for CETI to disclose some or all of such confidential information to the Recipient;

C. The parties have agreed to enter into this Confidentiality Agreement to ensure that any such confidential information which is discovered by, disclosed to, or otherwise made available to the Recipient by CETI or by any of its agents or employees during the term of the Agreement will be used by the Recipient only for the purposes of the Agreement and will at all times be protected by the Recipient in accordance with the terms and conditions of this Confidentiality Agreement.

NOW THEREFORE in consideration of the payment to the Recipient of $1.00, the Agreement, and other good and valuable consideration given by CETI to the Recipient, the Recipient covenants and agrees with CETI as follows:

1. The term "Confidential Information" as used in this Confidentiality Agreement means: all trade secrets, know-how, proprietary knowledge, technology, improvements and other information of every nature and kind whatsoever, relating in any way to the Mantle Technology, whether disclosed to the Recipient or discovered by the Recipient as a consequence of or through the Agreement, including information conceived, originated discovered or developed CETI which is not at the time in question lawfully in the public domain. The term " Confidential Information" also includes all trade secrets and all discoveries, concepts and ideas, whether patentable or not, relating to any present or prospective activities CETI, and any information relating to the administration, financing, personnel or business of CETI, or any other information which the Recipient becomes acquainted with or responsible for as a result of or in consequence of CETI disclosing information to the Recipient, and any ongoing association between CETI and the Recipient.

2. All Confidential Information discovered by, disclosed to, or otherwise made available to the Recipient pursuant to the Agreement will be maintained in secrecy by the Recipient, using the same safeguards as are customarily used to protect commercially confidential information of a similar character, but at least using reasonable care, and, except for the purposes of the Agreement, the Recipient will not use, in any manner, or disclose to any third party, the Confidential Information, without the prior written consent of CETI.

3. The Recipient acknowledges that the Confidential Information is the property of CETI, and the Recipient will not assert any rights under any inventions, discoveries, concepts, ideas, improvements, know-how, or related know-how disclosed by CETI, as having been made or acquired by the Recipient before being associated with CETI or since then and not otherwise covered by the terms of this Confidentiality Agreement.

4. Nothing in this Confidentiality Agreement will be construed as granting to the Recipient either expressly, or by implication, estoppel or otherwise, any licence or right to use the Confidential Information or any other proprietary information of any kind received from CETI (except the limited right to use such information for the purposes of the Agreement).

5. All information furnished by CETI pursuant to the Agreement, including records, notebooks, designs, specifications, prototypes, and electronic data storage media will be returned by the Recipient on demand and the Recipient will thereupon certify to CETI that the Recipient has destroyed all copies and excerpts therefrom.

6. If it is necessary and expressly authorized under the terms of the Agreement for the Recipient to give access to any Confidential Information to any other person, the Recipient will restrict such access to those persons needing to have such information for the purposes of the Agreement, and will inform and instruct such persons as to the restrictions applicable to such information, and specifically, as to the terms of this Confidentiality Agreement.

7. This Confidentiality Agreement must be signed by the Recipient before or concurrently with the Agreement, and will be effective immediately upon being signed. It applies to all Confidential Information disclosed by CETI or discovered by the Recipient as a consequence of the Agreement. When the Agreement is completed or is otherwise earlier terminated by either of the parties for any reason, the provisions of this Confidentiality Agreement will survive the Agreement.

8. The Recipient recognizes that CETI has expended substantial funds and effort in the development of the Confidential Information, and agrees not to engage in competition with CETI using any Confidential Information obtained during the term of the Agreement.

9. The Recipient hereby acknowledges to and covenants and agrees with CETI that a breach by the Recipient of any covenants under this Confidentiality Agreement may result in damages to CETI, and that a monetary award would not adequately compensate for such damages. Accordingly, the Recipient hereby agrees with CETI that in the event of any such breach, in addition to all other remedies available at law or in equity, CETI will be entitled as a matter of right to apply to court of competent jurisdiction for equitable relief by way of restraining order, injunction, decree or otherwise as may be appropriate to ensure compliance by the Recipient with the provisions of this Confidentiality Agreement.

10. This Confidentiality Agreement will be governed by and construed in accordance with the laws of the Province of British Columbia, Canada.

11. The obligations of each of the parties under this Confidentiality Agreement are to be binding upon their successors, associates, affiliates, and subsidiaries.

12. The benefits under this Confidentiality Agreement will accrue to and enure to the benefit of the successors, affiliates and permitted assigns of the parties.

13. All references to the Recipient, or to CETI will include all subsidiaries, employees, consultants, agents, directors, and officers of them.

     IN WITNESS WHEREOF the parties hereto have executed this Agreement on the dates appearing below.

Executed by CLEAN ENERGY            )
TECHNOLOGY INC. in the presence of:)
                                    )
-------------------------------     )      -----------------------------
Authorized Signatory                )      Date
                                    )
-------------------------------     )
Authorized Signatory                )


Executed by the Recipient in the    )
presence of:                        )
                                    )
-------------------------------     )      -----------------------------
Authorized Signatory                )      Date
                                    )

-------------------------------     )      -----------------------------
Authorized Signatory                )         A:\Chato lic agmt